UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2015

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1169	34-0577130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Mt. Pleasant St. N.W.,

North Canton, Ohio 44720-5450

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code) (234) 262-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 19, 2015, The Timken Company (the “Company”) announced that, in accordance with the selection made by State Street Global Advisors (“State Street”), the independent fiduciary for The Timken Company Pension Plan (the “Plan”), the Company has entered into an agreement by and among the Company, State Street and The Prudential Insurance Company of America (“Prudential”), pursuant to which the Plan will purchase a group annuity contract from Prudential that requires Prudential to pay and administer certain pension payments to approximately 3,400 of the Company’s U.S. retirees (who had a benefit commencement date prior to December 31, 2014) or their designated beneficiaries.

When finalized, this group annuity contract purchase will reduce the Company’s gross pension liability by approximately $475 million. This purchase will be funded by existing Plan assets and requires no cash contribution from the Company, although the Company will incur a non-cash pension settlement charge of approximately $240 million, which is expected in the fourth quarter of 2015.

Certain statements in this current report on Form 8-K (including statements regarding the Company’s estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements regarding the expected timing, completion and effects of the closing of the purchase of the group annuity contract from The Prudential Insurance Company of America (NYSE:PRU) and the expected funded status of the Company’s U.S. plans are forward-looking. The Company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: uncertainties inherent in regulatory reviews, market conditions and general and international economic conditions, and other factors that could affect the timing or the ability of the parties to close the transactions referenced herein. Additional factors are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2014, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart
Executive Vice President, General Counsel and Secretary

Date: November 20, 2015